SHARE OPTION AGREEMENT

THIS AGREEMENT made as of the 22nd day of April, 2008.

BETWEEN:

REGENT VENTURES LTD., a company duly incorporated pursuant to the laws of British Columbia, and having an office *for* business at Penthouse 8- 1060 Alberni Street, Vancouver, British Columbia V5T 4K2:

("Regent")

OF THE FIRST PART

AND:

EUROGAS, INC. a company duly incorporated pursuant to the laws of the state of Utah and having an office for business at 14 Wall Street, New York, New York, 10005:

(the "Purchaser")

OF THE SECOND PART

WHEREAS:

A. Regent is the legal and beneficial owner of 450 Ordinary shares of £1 each (the "Shares") in the capital of McCallan Oil & Gas (UK) Ltd., a private United Kingdom company incorporated under No. 04796652 ("McCallan);

B. McCallan owns all the shares of EuroGas Polska sp. z o. o., a Polish limited liability Company (EuroGas), which in turn holds the right to earn a 100% interest in certain coal bed methane gas concessions in Poland, comprising approximately 26 square kilometers located in the Upper Silesian Coal Basin of Poland, as well as a 24% interest in a Joint Operating Agreement ("JOA) with Poland's National Oil & Gas concern, Polish Oil & Gas Company (PGNiG"), a Polish public company, which owns a 51% interest in the JOA and is the operator of the JOA. Aurelian Oil & Gas Company, a British originally granted by the Polish government to EuroGas in 1998 and transferred by EuroGas to PGNiG as part of the JOA in 2006. These Concessions comprise approximately 4.300 square kilometers located in the Carpathian Mountains of Poland;

C. McCallan owns an exclusive right to earn a 51% interest in a Final Joint Operating Agreement with Pol-Tex Methane sp. z o. o., a Polish limited liability company, ("Pol-Tex") by providing working capital to Pol-Tex for the exploration and development of certain coal bed methane gas Concessions granted by the Polish government to Pol-Tex comprising approximately 115 square kilometers located in the Upper Silesian Coal Basin of Poland;

D. Regent has agreed to grant to the Purchaser an Option to purchase the Shares subject to the terms and conditions set out herein:

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 paid by the Purchaser to Regent and the premises and mutual agreements and covenants herein contained, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereby covenant and agree as follows:

1. INTERPRETATION

1.1. Definitions - In this Agreement the following words and phrases shall have the meanings set forth after each:

(a) "Closing", "Closing Time", "Closing Date" means 2:00 P.M. on the day that is five (5) days following the exercise of the Option by the Purchaser or such other time or date as may be agreed upon in writing by the parties hereto;

(b) "Concessions" mean those certain oil and gas Concessions originally granted by the Polish government to EuroGas in 1998, comprising of approximately 4,300 square kilometers located in the Carpathian Mountains of Poland and those certain coal bed methane gas Concessions granted by the Polish government to Pol-Tex comprising approximately 115 square kilometers located in the Upper Silesian Coal Basin of Poland, as well as the exclusive right granted by the Polish Government to EuroGas in 2008 for EuroGas to earn a new concession in the Upper Silesian Coal Basin of Poland comprising approximately 26 kilometers.

(c) "EuroGas Shares" means ten million common shares in the capital of the Purchaser to be issued to Regent pursuant to the provisions of this agreement;

(d) "Exchange" means the TSX Venture Exchange on which the Regent's shares are traded under the symbol REV;

(e) "McCallan" means McCallan Oil & Gas Ltd. a private United Kingdom company incorporated under Company No. 04796652 and registered with Companies House, the companies registry of the government of the United Kingdom, and having a Registered Office at 8 Durweston Street, Marylebone, London, England W1H 1EW;

(f) "Option" means the option granted by Regent to the Purchaser pursuant to Section 4 hereof;

(g) "Person" includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

(h) "Production Royalty" means 1% of all gross proceeds received by EuroGas and Pol-Tex from the sale of oil, natural gas and coal bed methane from the Concessions and the royalty shall run with the Concessions and the lands comprising the Concessions; and

(i) "Shares" means four hundred fifty (450) Ordinary shares of £1 each in the capital of McCallan that are issued and outstanding that is issued in the name of Regent.

1.2. **Interpretation** - For purposes of this Agreement, except as otherwise expressly provided herein:

(a) "this Agreement" means this Agreement, including the Schedules hereto, as it may from time to time be supplemented or amended and in effect;

(b) all references in this Agreement to a designated "Section", "paragraph", "subparagraph" or other subdivision, or to a Schedule, is to the designated Section, paragraph, subparagraph or other subdivision of or Schedule to this Agreement unless otherwise specifically stated;

(c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, subparagraph or other subdivision or Schedule;

(d) the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and, where applicable, a body corporate;

(e) the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import are used with reference thereto);

(f) all accounting terms not otherwise defined have the meanings assigned to them in accordance with generally accepted accounting principles applicable in United Kingdom and applied on a basis consistent with prior years;

(g) except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(h) where the phrase "to the best of the knowledge of' or phrases of similar import are used in this Agreement, it shall be a requirement that the person or persons in respect of whom the phrase is used shall have made such due enquiries as are reasonably necessary to enable him to make the statement or disclosure;

(i) the headings to the sections and subsections of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(j) any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity;

(k) the language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor against any of the parties;

(l) the representations, warranties, covenants and agreements contained in this Agreement shall not merge in the Closing and shall continue in full force and effect from and after the Closing Date; and

(m) all references to money in this Agreement are or shall be to lawful money of Canada. If it is necessary to convert money from another currency to lawful money of Canada such money shall be converted to lawful money of Canada as at the Closing Date.

2. REPRESENTATIONS AND WARRANTIES OF REGENT

2.1. **Representations and Warranties** - In order to induce the Purchaser to enter into and consummate the transactions contemplated by this Agreement. Regent hereby represents and warrants to and covenants with the Purchaser as follows:

(a) **Title** - Regent owns the Shares as the legal and beneficial owner thereof. free of all liens, claims, charges and encumbrances whatsoever;

(b) **Authority** - Regent has due and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to consummate the transactions contemplated hereby;

(c) **Agreement** Valid - this Agreement constitutes a valid and binding obligation of Regent. On the Closing Date, Regent will not be party to, bound by or subject to any debenture, mortgage, lease, agreement, instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by Regent of this Agreement or the performance by Regent of any of the terms hereof; and

(d) **Absence of Options or Rights** - no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares;

And Regent covenants, represents and warrants in favour of and with Purchaser that all of the representations and warranties set forth in this Section 2.1 shall be true and correct at the Closing Time as if made on that date.

2.2. **Other Representations** - All statements contained in any certificate or other instrument delivered by or on behalf of Regent pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Regent hereunder.

2.3. **Survival** - The representations and warranties of Regent contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby will be true at and as of the Closing Day as though such

representations and warranties were made at and as of such time and, notwithstanding Closing and the exercise of the Option, notwithstanding any investigations or enquiries made by the Purchaser prior to Closing, and notwithstanding the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of Regent will (except where otherwise specifically provided in this Agreement) survive the Closing and will continue in full force effect for a period of two (2) years from the Closing Day.

2.4. Reliance - Regent acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Purchaser and that no information which is now known or should be known or which may hereafter become known to the Purchaser or its officers, directors or its professional advisers shall limit or extinguish the right to indemnification hereunder.

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1. Representations and Warranties - In order to induce Regent to enter into and to consummate the transactions contemplated by this Agreement. the Purchaser hereby represents and warrants to Regent that:

(a) **Organization and Good Standing** - the Purchaser is a company duly organized. validly existing and in good standing under the laws of Utah with respect to the filing of annual reports;

(b) **Authority Relative to this Agreement** - the Purchaser has all necessary corporate power, authority and capacity to acquire the Shares and perform its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and this constitutes a valid and binding obligation of the Purchaser. The Purchaser is not a party to, bound by or subject to any indenture, mortgage, lease, agreement. instrument, statute, regulation, order, judgment, decree or law which would be violated, contravened or breached by or under which any default would occur as a result of the execution and delivery by the Purchaser of this Agreement or the performance by the Purchaser of any terms hereof;

(c) **Agreements in Good Standing** - all agreements by which the Purchaser holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(d) **Compliance with Corporate Laws** - the Purchaser has complied fully or will comply fully with all applicable corporate and securities laws and regulations in connection with the issuance of the EuroGas Shares;

(e) **Absence of Breaches** - the issuance of the EuroGas Shares by the Purchaser does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Purchaser is a party;

(f) **Business Licensed** - the Purchaser and its subsidiaries are duly registered or licensed to carry on business in the jurisdictions in which they carry on business or own property or assets;

(g) **Reporting Issuer** the Purchaser is a "reporting issuer" under the Securities Exchange Act of 1934 and is not in default of any requirements of the same;

(h) **Absence of Cease Trade Order** - no order ceasing or suspending trading in the securities of the Purchaser nor prohibiting sale of such securities has been issued to the Purchaser or its directors, officers or the promoters and, to the best of the knowledge of the Purchaser, no investigations or proceedings for such purposes are pending or threatened; and

(i) **EuroGas Shares Validly Issued** – the EuroGas Shares will, at the time of such issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances.

and the Purchaser covenants, represents and warrants with and in favour of Regent that all the representations and warranties set forth in this Section 3.1 shall be true and correct as of the Closing Day as if made on that date.

3.2. **Survival** - The representations and warranties of the Purchaser-contained in this Agreement shall survive the Closing and the purchase of the Shares, and notwithstanding the Closing and the purchase of the Shares, the representations and warranties of the Purchaser shall continue in full force and effect for the benefit of Regent for a period of two (2) years from the Closing Day.

3.3. **Reliance** - The Purchaser acknowledges and agrees that Regent has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of Regent and that no information which is now known or should be known or which may hereafter become known to Regent or his professional advisers shall limit or extinguish the right to indemnification hereunder.

4. GRANT OF OPTION

4.1. **Optioned Shares** –Relying on the representations and warranties set forth in Sections 3 Regent hereby grants to the Purchaser the exclusive right and Option to acquire all of Regent's right, title and interest in and to the Shares which Option may be exercised by the Purchaser issuing and delivering to Regent the EuroGas Shares and paying to Regent the sum of CDN$3,000,000 in cash as follows:

(a) The EuroGas Shares shall be delivered to Regent concurrently with the execution of this Agreement; and

(b) $1,000,000 on or before five months from the date of the letter from the Exchange accepting this Agreement, a further $1,000,000 on or before March 31, 2009 and a further $1,000,000 on or before September 30, 2009.

4.2. Exercise of Option – Effective as of the date the Purchaser has delivered the EuroGas Shares and paid CDN$3,000,000 pursuant to Section 4.1 and the Purchaser has provided to Regent satisfactory written confirmation that Regent has been granted the Production Royalty the Purchaser shall be deemed to have exercised the Option and this Agreement shall hereupon become a binding contract of Purchase and Sale between the Purchaser and Regent.

4.3. Termination of Option –

(a) Subject to Section 4.3 (b) in the event that the Purchaser fails to deliver the EuroGas Shares or pay any of the cash payments as provided in Section 4.2 on or before the due dates thereof or fails to provide satisfactory confirmation of the Production Royalty to Regent this agreement shall be deemed to have been terminated effective as at the date that the share issuance or cash payment or the Production Royalty was to be in place and with such termination the Purchaser shall have forfeited any rights to the Shares and Regent shall retain the Shares and any cash payment received by Regent from the Purchaser hereunder.

(b) In respect to the cash payments due by March 31, 2009 and September 30, 2009 if they are not received by the due date Regent shall give written notice to the Purchaser and the Purchaser shall have 60 days in which to remedy the default which if not remedied this Agreement shall be deemed to be terminated.

4.4. Production Royalty – the Purchaser shall deliver to Regent such agreements and assurances as Regent may reasonable require from EuroGas proving and acknowledging that Regent is the beneficiary of the Production Royalty.

4.5. Regulatory Approval – The Purchaser acknowledges that Regent is a public Company whose shares are traded on the Exchange and that accordingly the entering into of this Agreement is subject to the prior acceptance for filing of this Agreement by the Exchange and the satisfaction of any conditions that may be imposed by the Exchange in order to obtain their acceptance of the transaction.

5. US TRADING RESTRICTIONS

5.1. Restrictions on Trading – The certificates representing the EuroGas Shares issued hereunder until such time as is no longer required under the applicable requirements of the *United States Securities Act of 1933* (the "Act") or applicable states securities laws shall bear on the face of such certificates such legends as may be required by the Act or applicable states securities laws.

6. CLOSING

6.1. Closing Date and Location - The transactions contemplated herein shall be completed at the Closing Time, at the offices of the Regent's solicitors, or such other time, date or place as may be mutually agreed upon in writing by the parties hereto.

7. CLOSING DOCUMENTATION

7.1. **Closing Documents** - On the Closing Date, Regent shall deliver, or cause to be delivered, to the Purchaser a share certificate or certificates representing the Shares issued in the name of Regent, duly endorsed for transfer to the Purchaser and shall assign and transfer to the Purchaser all agreements and contracts between Regent and McCallan and the Purchaser shall indemnify and save Regent harmless in respect to the same.

7.2. Responsibility of The Purchaser:

(a) The Purchaser acknowledges that it is the responsibility of the Purchaser to obtain resolutions of the director or directors of McCallan authorizing the transfer of the Shares to the Purchaser, the registration of the Shares in the name of the Purchaser and the issuance of a shares certificate representing the Shares registered in the name of the Purchaser; and

(b) A certificate registered in the name of the Purchaser signed by the authorized McCallan signatories representing the Shares.

8. NOTICES

8.1. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered to the party to whom it is given or if mailed, by prepaid registered mail, addressed to such party at:

(a) If to the Regent at:

Regent Ventures Ltd.
Penthouse 8 - 1060 Alberni Street
Vancouver, British Columbia
V5T 4K2

With a copy to Regent's Solicitor at:

Douglas E. Eacrett
203 – 409 Granville Street
Vancouver, British Columbia
V6C 1T2

(b) If to the Purchaser at:

14 Wall Street
New York, New York
10005 USA

or to such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this section. Any notice mailed as aforesaid shall be deemed to have been given and received on the fifth business day next following the date of its mailing unless at the time of mailing or within five *(5)* business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in

the ordinary course. in which case any notice to whom it is addressed shall only be effectively given if actually delivered. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it was delivered, provided that such day is not a business day then the notice shall be deemed to have been given and received on the notice shall be deemed to have been given and received on the business day next following such day.

9. GENERAL

9.1. **Expenses** - All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

9.2. **Time** - Time will be of the essence of this Agreement.

9.3. **Governing Law** - This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the parties hereto submit and attorn to the jurisdiction of the Courts of the Province of British Columbia.

9.4. **Currency** - All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of Canada.

9.5. **Entire Agreement** - The terms and provisions herein contained constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings. oral or written, by and between any of the parties hereto with respect to the subject matter hereof,

9.6. **Severability** - If any one or more of the provisions contained in *this* Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

9.7. **Further Assurances** - The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions -contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and to carry out its provisions whether before or after the Closing Date.

9.8. **Enurement** - This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties hereto, their heirs, executors, administrators, personal representatives, successors and assigns.

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9.9. Counterparts – This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF Regent and the Purchaser have duly executed this Agreement effective as of the date and year above written.

EUROGAS, INC.

Per: Wolfgang Rauball
Authorized Signatory

Wolfgang Rauball
Print Name

Per: [signature]
Authorized Signatory

Hank Blankenstein
Print Name

REGENT VENTURES LTD.

Per: ______________________
Authorized Signatory

____
Print Name

Per: ______________________
Authorized Signatory

____
Print Name

9.9. Counterparts – This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such agreement or facsimile so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF Regent and the Purchaser have duly executed this Agreement effective as of the date and year above written.

EUROGAS, INC.

Per:____________________________
Authorized Signatory

____
Print Name

Per:____________________________
Authorized Signatory

____
Print Name

REGENT VENTURES LTD.

Per: [signature]
Authorized Signatory

Rick Wilson
Print Name

Per: [signature]
Authorized Signatory

ED MUELLER
Print Name